                                                                     EXHIBIT 3.4



         FILED                   ARTICLES OF MERGER
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE        S. F. NEVADA, INC.,
    STATE OF NEVADA             A Nevada Corporation
                              (Surviving Corporation)
      JUN 28 1994
     CHERYL A. LAU                       and
  SECRETARY OF STATE
                            SYLVAN FOODS HOLDINGS, INC.,
                               A Delaware Corporation
/s/ Cheryl A. Lau

No.        8145-94
   ---------------------



         In compliance with the requirements of Nevada Revised Statutes Section
78.458 and Section 1108 of the Delaware General Corporation Law, the undersigned corporations, desiring to effect a merger, hereby certify that:

         1. The constituent corporations to the merger are S. F. Nevada, Inc., a Nevada corporation ["S. F. Nevada, Inc."], which is also the surviving corporation, and SYLVAN FOODS HOLDINGS, INC., a Delaware corporation ["SYLVAN FOODS HOLDINGS, INC."].

         2. An Agreement and Plan of Merger, adopted by the Board of Directors of each corporation that is a party to this merger is attached hereto as Exhibit "A".

         3. The Plan and Agreement of Merger is to be effective on the 1st day of July, 1994 , at 12:01 am.

         4. The Plan and Agreement of Merger was submitted to the stockholders by the Board of Directors of each of the constituent corporations and unanimously approved by the shareholders of each corporation:


                                               Shares             Approved           Objected
                                             Outstanding           Merger            to Merger
                                             -----------           ------            ---------
S. F. Nevada, Inc.,
a Nevada corporation                                  1                   1              -0-

SYLVAN FOODS HOLDINGS, Inc.,
a Delaware corporation, Common shares.        6,194,053           5,142,320           20,312


SYLVAN FOODS HOLDINGS, Inc.,
a Delaware corporation, Preferred shares.           -0-

         5. Article I of the Articles of Incorporation of the surviving corporation shall be amended as of the effective date to read as follows:

            "The name of the Corporation is Sylvan Inc."

         6. The Plan and Agreement of Merger, the performance of the terms thereunder, and the approval thereof, has been authorized by all action required by the laws under which each of the constituent corporations has been incorporated or organized and by their respective constituent documents.

         We declare under penalty of perjury under the laws of the States of Nevada and Delaware that the foregoing matters stated in the Articles of Merger are true and correct to the best of our knowledge.


         Executed at Sarver, Pennsylvania, on this 14th day of June , 1994.


                                       S. F. NEVADA, INC.,
                                       A NEVADA CORPORATION

                                       By: /s/ Dennis C. Zensen
                                          ------------------------------------
                                          "Dennis C. Zensen, President



STATE OF PENNSYLVANIA )
                      ) ss.
COUNTY OF BUTLER      )


         On this l4th day of June, 1994, personally appeared before me, a notary public, DENNIS C. ZENSEN, known (or proved) to me to be the President of S. F. Nevada, Inc., a Nevada corporation, and upon oath, he did depose and say that he is the officer of the corporation as above designated, that the signature to the instrument was made by an officer of the corporation as indicated after the signature, and acknowledged to me that the corporation executed the instrument freely and voluntarily for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                  /s/ Louise O. Allen
                                  ----------------------------------
                                  Notary Public



                                  -------------------------------------------
                                                Notarial Seal
                                         Louise 0. Allen, Notary Pubic
                                         Buffalo Twp., Butler County
                                      My Commission Expires Dec 22, 1997
                                  -------------------------------------------
                                  Member Pennsylvania Association of Notaries

                                  S. F. NEVADA, INC.,
                                  a Nevada Corporation




                                  By: /s/ Fred Y. Bennitt
                                     -------------------------------
                                     Fred Y. Bennitt, Secretary

STATE OF PENNSYLVANIA )
                      ) ss.
COUNTY OF BUTLER      )


         On this 14th day of June, 1994, personally appeared before me, a notary public, FRED Y. BENNITT, known (or proved) to me to be the Secretary of S. F. Nevada, Inc., a Nevada Corporation, and upon oath, he did depose and say that he is the officer of the corporation as above designated, that the signature to the instrument was made by an officer of the corporation as indicated after the signature, and acknowledged to me that the corporation executed the instrument freely and voluntarily for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.






                                  /s/ Louise O. Allen
                                  ----------------------------------
                                  Notary Public



                                  -------------------------------------------
                                                Notarial Seal
                                        Louise 0. Allen, Notary Pubic
                                         Buffalo Twp., Butler County
                                      My Commission Expires Dec 22, 1997
                                  -------------------------------------------
                                  Member Pennsylvania Association of Notaries

                                         SYLVAN FOODS HOLDINGS, INC.,
                                         a Delaware Corporation




                                         By: /s/ Dennis C. Zensen
                                            ------------------------------------
                                            Dennis C. Zensen, President



STATE OF PENNSYLVANIA )
                      ) ss.
COUNTY OF BUTLER      )



         On this 14th day of June, 1994, personally appeared before me, a notary public, DENNIS C. ZENSEN, known (or proved) to me to be the President of SYLVAN FOODS HOLDINGS, INC., a Delaware Corporation, and upon oath, he did depose and say that he is the officer of the corporation as above designated, that the signature to the instrument was made by an officer of the corporation as indicated after the signature, and acknowledged to me that the corporation executed the instrument freely and voluntarily for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.





                                  /s/ Louise O. Allen
                                  ----------------------------------
                                  Notary Public



                                  -------------------------------------------
                                                Notarial Seal
                                        Louise 0. Allen, Notary Pubic
                                         Buffalo Twp., Butler County
                                      My Commission Expires Dec 22, 1997
                                  -------------------------------------------
                                  Member Pennsylvania Association of Notaries

                                     SYLVAN FOODS HOLDINGS, INC.,
                                     a Delaware Corporation





                                     By: /s/ Fred Y. Bennitt
                                        ------------------------------------
                                        Fred Y. Bennitt, Secretary

STATE OF PENNSYLVANIA )
                      ) ss.
COUNTY OF BUTLER      )


         On this 14th day of June, 1994, personally appeared before me, a notary public, FRED Y. BENNITT, known (or proved) to me to be the Secretary of SYLVAN FOODS HOLDINGS, INC., a Delaware Corporation, and upon oath, he did depose and say that he is the officer of the corporation as above designated, that the signature to the instrument was made by an officer of the corporation as indicated after the signature, and acknowledged to me that the corporation executed the instrument freely and voluntarily for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.






                                  /s/ Louise O. Allen
                                  ----------------------------------
                                  Notary Public



                                  -------------------------------------------
                                                Notarial Seal
                                        Louise 0. Allen, Notary Pubic
                                         Buffalo Twp., Butler County
                                      My Commission Expires Dec 22, 1997
                                  -------------------------------------------
                                  Member Pennsylvania Association of Notaries

                                                 Exhibit A to Articles of Merger


                          AGREEMENT AND PLAN OF MERGER


THIS AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of this 14th day of June 1994 by and between S. F. NEVADA, INC., a Nevada corporation ("Sylvan Nevada" or the "Surviving Corporation"), and SYLVAN FOODS HOLDINGS, INC., a Delaware corporation ("Holdings") (Sylvan Nevada and Holdings being herein sometimes collectively referred to as the "Constituent Corporations").

                                  WITNESSETH:

WHEREAS, the Constituent Corporations desire that, in order to facilitate a mere change in identity and place of organization of Holdings, to minimize any state taxes imposed on Holdings, and to minimize the administrative expense incurred in the operations of Holdings, Holdings be merged with and into Sylvan Nevada, with Sylvan Nevada being the surviving corporation, upon the terms and conditions set forth herein and in accordance with Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended;

WHEREAS, Sylvan Nevada was created solely for the purpose of facilitating a mere change in identity and place of organization of Holdings, has heretofore been a nonoperating entity and subsequent hereto will operate in the same line of business as Holdings and carry on the same business activities of Holdings;

WHEREAS, the Board of Directors and stockholders of Holdings have adopted resolutions approving this Plan of Merger in accordance with the Delaware General Corporation Law (the "Delaware GCL"); and

WHEREAS, the Board of Directors and stockholders of Sylvan Nevada have adopted resolutions approving this Plan of Merger in accordance with the General Corporation Law of Nevada (the "Nevada GCL").

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Holdings and Sylvan Nevada hereby agree as follows:

         1. Terms of Merger. On the Effective Date (as hereinafter defined), Holdings shall be merged with and into Sylvan Nevada pursuant to the provisions of Section 78.461 of the Nevada GCL (the "Merger").

         2. Surviving Corporation. The corporation surviving the Merger shall be Sylvan Nevada.

         3. Treatment of Shares.

                  (a) Upon the Effective Date, each share of Common Stock, par value $.OO1 per share, of Holdings ("Holdings Common Stock") that is issued and outstanding or held in the treasury of Holdings immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be deemed converted into one share of Common Stock, par value $.001 per share, of Sylvan Nevada ("Sylvan Nevada Common Stock").

         (b) Upon the Effective Date, Holdings' 1990 Stock Option Plan (the "1990 Plan") and 1993 Stock Option Plan for Nonemployee Directors (the "1993 Plan") shall automatically, and without any further action, be assumed by and shall become stock option plans of Sylvan Nevada Accordingly, each outstanding option to purchase shares of Holdings Common Stock under the 1990 Plan and the 1993 Plan shall be converted into and become an option to purchase an equal number of shares of Sylvan Nevada Common Stock. Each such option shall be upon the same terms and conditions and shall have the same provisions that were applicable thereto immediately prior to the Effective Date. Similarly, each share of Holdings Common Stock reserved for issuance pursuant to the 1990 Plan and the 1993 Plan but not yet covered by an option shall be converted into a share of Sylvan Nevada Common Stock.

         (c) All outstanding rights (including preemptive rights) shall automatically, and without any further action, continue outstanding as a right to purchase, in lieu of the right to purchase each share of Holdings Common Stock, a share of Sylvan Nevada Common Stock upon the same terms and conditions as applicable immediately prior to the Effective Date under the relevant rights.

         (d) No exchange of certificates representing shares of Holdings Common Stock converted pursuant to Section 3(a) above shall be required; and from and after the Effective Date and until certificates representing such Holdings Common Stock are presented for exchange or registration of transfer, all such certificates shall be deemed for all purposes to represent the same number of shares of Sylvan Nevada Common Stock into which they were so converted. After the Effective Date, whenever certificates which formerly represented shares of Holdings Common Stock are presented for exchange or registration of transfer, Sylvan Nevada will cause to be issued in respect thereof certificates representing an equal number of shares of Sylvan Nevada Common Stock. If any certificate representing Sylvan Nevada Common Stock is to be issued in a name other than that of the registered holder of the certificate representing Holdings Common Stock presented, it shall be a condition of issuance that (i) the certificate so surrendered shall be properly endorsed or accompanied by a stock power and shall otherwise be in proper form for transfer and (ii) the person requesting such issuance shall pay to Sylvan Nevada or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing Sylvan Nevada Common Stock in a name other than that of the registered holder of the certificate presented, or establish to the satisfaction of Sylvan Nevada or its transfer agent that such taxes have been paid or are not applicable.

         4. Effective Date. If this Agreement is not terminated as contemplated by Section 8 hereof, (i) Articles of Merger (the "Articles of Merger"), executed in accordance with the Nevada GCL, shall be delivered to the appropriate Nevada state officials for filing and (ii) a Certificate of Merger, executed in accordance with the Delaware GCL, shall be delivered to the appropriate Delaware state officials for filing. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of Nevada (the "Effective Date").

         5. Articles of Incorporation. The Articles of Incorporation of Sylvan Nevada as in effect on the Effective Date, as hereinafter amended by this
Section 5, from and after the Effective Date and until further amended as provided by applicable law, shall be, and may be separately certified as, the Articles of Incorporation of the Surviving Corporation. As of the Effective Date, the Articles of Incorporation of Sylvan Nevada shall be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

         "The name of the Corporation is Sylvan Inc."

         6. Bylaws. The Bylaws of Sylvan Nevada, as in effect on the Effective Date, shall be the Bylaws of the Surviving Corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law.

         7. Directors and Officers. Upon the Effective Date, the Board of Directors of the Surviving Corporation shall consist of those persons who were directors of Holdings immediately prior to the Effective Date, and the officers of the Surviving Corporation shall be the persons who were officers of Holdings immediately prior to the Effective Date, each such person to hold, in accordance with the Bylaws and at the pleasure of the Board of Directors of the Surviving Corporation, the same office or offices with the Surviving Corporation as he or she then held with Holdings.

         8. Termination and Amendment. This Agreement may be terminated by the Board of Directors of either Sylvan Nevada or Holdings at any time prior to the Effective Date. In addition, the Boards of Directors of Sylvan Nevada and Holdings may amend this Agreement at any time prior to the Effective Date; provided, however, that no such amendment not adopted and approved by the stockholders shall affect the rights of the stockholders of Holdings in a manner which is materially adverse to Holdings stockholders, in the sole judgment of the Board of Directors of Holdings.

         9. Miscellaneous. Upon the Effective Date, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Holdings shall be transferred to, vested in and devolve upon Sylvan Nevada without further act or deed and all property, rights, and every other interest of Sylvan Nevada and Holdings shall be as effectively the property of Sylvan Nevada as they were of Sylvan Nevada and Holdings, respectively. Holdings hereby agrees from time to time, as and when requested by Sylvan Nevada or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as Sylvan Nevada may deem necessary or desirable in order to vest in and confirm to Sylvan Nevada title to and possession of any property of Holdings acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of Holdings and the proper officers and directors of Sylvan Nevada are fully authorized in the name of Holdings or otherwise to take any and all such action. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, Sylvan Nevada and Holdings have caused this Agreement to be executed by their respective Presidents or Vice Presidents and attested by their respective Secretaries or Assistant Secretaries all as of the date first above written.


ATTEST:                                        S. F. NEVADA, INC.


/s/ Fred Y. Bennitt                            By: /s/ Dennis C. Zensen
-------------------------------                   -----------------------------
Secretary                                         President




ATTEST:                                        SYLVAN FOODS HOLDINGS, INC.


/s/ Fred Y. Bennitt                            By: /s/ Dennis C. Zensen
-------------------------------                   -----------------------------
Secretary                                         President

                                 ACKNOWLEDGMENT


THE UNDERSIGNED, President of S. F. NEVADA, INC., who executed on behalf of said corporation the foregoing Agreement and Plan of Merger, of which this Acknowledgment is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Agreement and Plan of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief the matters and facts set forth therein are true in all material respects.



                                                  /s/ Dennis C. Zensen
                                                  ----------------------------



                                 ACKNOWLEDGMENT


THE UNDERSIGNED, President of SYLVAN FOODS HOLDINGS, INC. who executed on behalf of said corporation the foregoing Agreement and Plan of Merger, of which this Acknowledgment is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Agreement and Plan of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects.




                                                  /s/ Dennis C. Zensen
                                                  ----------------------------